Exhibit 10.6-21

SIERRA HEALTH SERVICES, INC.
1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

AGREEMENT made as of the _______ day of___________, 200__, by and between Sierra Health Services, Inc. (the "Company"), and __________(the "Optionee").

W I T N E S S E T H:

                    1. Grant of Option. Pursuant to the provisions of the Sierra Health Services, Inc. 1995 Non-Employee Directors' Stock Plan as Amended and Restated through April 8, 2003 (the "Plan"), the Company hereby confirms the grant to the Optionee, subject to the terms and conditions of the Plan (as it presently exists and as it may hereafter be amended) and this Non-Qualified Stock Option Agreement (the "Agreement"), of the right and option to purchase from the Company all or any part of an aggregate of ______________ shares of the Stock of the Company (the "Shares") at the exercise price of $_______ per Share (the "Option"), such Option to be exercisable as hereinafter provided. This Option is not intended to be, and will not be treated as, an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended. The number of shares with respect to which this Option is exercisable, and the exercise price with respect to each Share, are each subject to adjustment under certain circumstances, as more fully set forth in the Plan and Section 6.

                    2. Incorporation of Plan by Reference. The Option has been granted to the Optionee under the Plan, a copy of which is attached hereto as Attachment A. The Optionee hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended). All of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference into this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

                    3. Expiration of Option. The Option, to the extent that it has not theretofore been exercised, shall expire at the earliest of (i) 11:59 p.m. (Las Vegas, NV time) the day prior to the tenth anniversary of the date hereof, (ii) one year after the Optionee ceases to serve as a director of the Company due to death, or disability or Retirement, or (iii) six months after the Optionee ceases to serve as a director of the Company for any other reason; provided, however, that, if the Optionee dies during the one year after ceasing to serve as a director due to disability or Retirement or during the six months after ceasing to serve as a director for reasons other than disability, the expiration shall be delayed until the earlier of one year after the Optionee's death or ten years after the date of grant of the Option.

                    4. Option Exercise Limitations. The Option may not be exercised except to the extent it has become and remains exercisable in accordance with the Plan and this Section 4. The Option will become cumulatively exercisable as to ____% of the shares of Stock subject to such Option on each anniversary of the date of grant; provided, however, that the Option will become immediately exercisable in full at (i) the time the Optionee ceases to serve as a director of the Company due to death or disability, or (ii) at the date six months prior to the expiration of the Optionee's term of office as a director during which term the Optionee reaches the maximum age permitted for election as a director under Section 3.02 of the Amended and Restated Bylaws or (iii), if the Option was granted more than six months prior to a Change of Control, upon such Change of Control; and provided further, that, unless otherwise determined by the Board of Directors, the Option may be exercised after Optionee ceases to serve as a director of the Company for any reason other than death or disability only to the extent that the Option was exercisable at the date Optionee ceased to be a director.

                    5. Option Exercise. The method by which the Option may be exercised is set forth in Section 6(d) of the Plan.

                    6. Adjustments. The Option shall be subject to adjustment upon the occurrence of a corporate transaction or event affecting Stock in accordance with Section 8 of the Plan.

                    7. Nontransferability; Beneficiaries. No right or interest of the Optionee in the Option shall be pledged, encumbered, or hypothecated to or in favor of any third party or shall be subject to any lien, obligation, or liability of the Optionee to any third party, the Option shall not be transferable to any third party by the Optionee otherwise than by will or the laws of descent and distribution, and the Option shall be exercisable, during the lifetime of the Optionee, only by the Optionee. The foregoing notwithstanding, the Optionee will be entitled to designate a beneficiary to exercise his rights under the Option upon the death of the Optionee, in the manner and to the extent then permitted under the Plan.

                    8. Miscellaneous. (a) Binding Agreement. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties. In particular, the Optionee's heirs, executors, administrators, and successors shall be subject to the terms and conditions of the Plan and this Agreement, and the Company may require any such person to execute an agreement or other documents acknowledging and agreeing to such terms and conditions as a condition precedent to any transfer of the Option or any Shares purchased upon exercise of the Option into the name of any such person. This Agreement constitutes the entire agreement between the parties with respect to the Option and the Shares, and supersedes any prior agreements or documents with respect thereto.

                        (b) Amendments to Agreement. This Agreement may be amended, but no amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Optionee with respect to the Option shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Optionee.

                        (c) No Other Rights Created. Neither this Agreement nor the Option shall be deemed to create a condition of service as a director or a right to be continued as a director. The Optionee shall remain subject to termination of his status as a director to the same extent as though this Agreement did not exist.

                        (d) Notices. Any notice hereunder to the Company shall be addressed to it as P.O. Box 15645, Las Vegas, Nevada 89114-5645, Attention: General Counsel. Any notice hereunder to the Optionee shall be addressed to him/her at the address set forth below, subject to the right of either party to designate at any time hereafter in writing a different address.

                        (e) Counterparts. This Agreement has been executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement as of the day and year first above written.

SIERRA HEALTH SERVICES, INC.

By: _________________________________________________________

Date: _______________________________________________________

Optionee: [Name]

Signature: ___________________________________________________

Address of Optionee: